CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-251797 on Form N-2 of our report dated May 21, 2021, relating to the financial statement of BlackRock Hedge Fund Guided Portfolio Solution (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended March 31, 2021, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 23, 2021